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                        WALLER LANSDEN DORTCH & DAVIS
                   A Professional Limited Liability Company

                            NASHVILLE CITY CENTER

                        511 UNION STREET, SUITE 2100

                           POST OFFICE BOX 198966

                       NASHVILLE, TENNESSEE 37219-8966

   FACSIMILE                   (615) 244-6380             809 SOUTH MAIN STREET
 (615) 244-6804                                               P.O. BOX 1035
                                                         COLUMBIA, TN 38402-1035
                                                             (931) 388-6031



                                 March 31, 1998



Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

             RE:      JDN REALTY CORPORATION -
                      PRICING SUPPLEMENT DATED MARCH 25, 1998
                      (TO THE PROSPECTUS DATED OCTOBER 30, 1997 AND THE
                       PROSPECTUS SUPPLEMENT DATED FEBRUARY 5, 1998)

Ladies and Gentlemen:

     We have acted as special tax counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with the proposed issue and sale of $75,000,000 of the Company's 6.918% MandatOry Par Put Remarketed Securities(SM) (the "MOPPRS") due March 31, 2013 under the terms of the Distribution Agreement dated February 5, 1998 and the Terms Agreement, dated March 25, 1998 (together, the "Agreement"), by and between the Company and you, as agents (the "Agents"), as more fully described in the Company's Pricing Supplement dated March 25, 1998 (to the Prospectus Supplement dated February 5, 1998 and the Prospectus dated October 30, 1997), included in the Registration Statement on Form S-3 (File No. 333-38611) (the "Registration Statement"). In connection with the public offering of the MOPPRS, you have requested our opinion that the Company is qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ending December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997 and that its current method of organization and operation will enable it to continue to qualify as a REIT. All capitalized terms in this opinion which are defined in the Registration Statement, the Prospectus Supplement or the Pricing Supplement shall have the same respective meanings as set forth in the Registration Statement, the Prospectus Supplement or the Pricing Supplement pertaining to the offering of the MOPPRS.


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WALLER LANSDEN DORTCH & DAVIS
  A Professional Limited Liability Company


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated

BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
March 31, 1998
Page 2


     In rendering our opinion, we have examined and relied upon the following documents and other materials:

     1. Schedules prepared or delivered by officials of the Company setting forth:

        (a) REIT taxable and gross income for the short taxable year ended December 31, 1994 and for fiscal years ended December 31, 1995, 1996 and 1997, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a);

        (b) Compliance with the applicable REIT ratios or tests for the fiscal years ended December 31, 1994, 1995, 1996 and 1997 and projected compliance with such tests for the fiscal year ending December 31, 1998, including:

            Income tests:
            (1) 95% gross income test for the year;
            (2) 75% gross income test for the year; and
            (3) 30% gross income test for each year prior to the fiscal year ending December 31, 1998; and

            Asset tests:
            (1) 75% asset test at the end of each quarter through
                December 31, 1997;
            (2) 25% asset test at the end of each quarter through
                December 31, 1997;
            (3) 10% asset test at the end of each quarter through
                December 31, 1997; and
            (4) 5% asset test at the end of each quarter through
                December 31, 1997.

         2. The Company's certificate, dated as of March 31, 1998.

         In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.



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WALLER LANSDEN DORTCH & DAVIS
  A Professional Limited Liability Company


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
March 31, 1998
Page 3


         In rendering our opinion, we have relied upon the following representations of the Company. To the extent that the representations of the Company are with respect to matters set forth in the Code or Treasury Regulations, we have discussed with the Company's officers the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

         1. The common stock of the Company has been since the completion of the initial public offering, and will continue to be beneficially owned by over 100 persons, as defined for purposes of Section 856(a)(5) of the Code; and five or fewer persons have not owned, directly or indirectly under the rules of Section 544 as modified by Section 856(h) of the Code, at any time since the completion of the initial public offering, over 50% in value of the stock of the Company; and no person will own, directly or indirectly, over 8% in number of shares or value of the outstanding stock of the Company; provided, however, that "Excluded Holders" may hold up to the "Excluded Holder Ownership Limit," as such terms are defined in the Company's Charter.

         2. The Company has at all times and will continue to comply with any and all procedural requirements for REIT status set forth in Sections 856 through 860 of the Code and the regulations thereunder.

         3. Additional properties acquired will constitute "real estate assets" and any other investments made by the REIT will be made in a manner to satisfy the asset tests of Section 856(c) of the Code.

         4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Section 856(c) of the Code.

         5. The Company will actually operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         6. The Company had no undistributed "C" corporation earnings and profits at December 31, 1994, December 31, 1995, December 31, 1996 or December 31, 1997.

         7. The representations contained in the Company's certificate, dated as of March 31, 1998, are accurate.


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WALLER LANSDEN DORTCH & DAVIS
  A Professional Limited Liability Company


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
March 31, 1998
Page 4

         8. All partnerships in which the Company may have an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT and income, other than interest income on cash reserves, shall be "rents from real property."

         9. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Section 856(i) of the Code or the Company will not own over 10% of the outstanding voting securities of such corporation or other issuer and the securities owned of such issuer will not be greater in value than 5% of the value of the total assets of the Company.

         On the basis of and in reliance on the foregoing, we wish to advise you that under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion:

                  (a) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997 and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                  (b) the discussion in the Company's Form 8-K dated January 26, 1998 under the heading "Federal Income Tax and ERISA Considerations" and the discussions in the Pricing Supplement and the Prospectus Supplement under the heading "Certain United States Federal Income Tax Considerations" are correct in all material respects and fairly summarize the federal income tax considerations that are likely to be material to a holder of MOPPRS.

         The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in or incorporated by reference into the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its stock ownership. Waller Lansden Dortch & Davis, A Professional Limited Liability Company will not review the Company's compliance with these requirements on a continuing basis.



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WALLER LANSDEN DORTCH & DAVIS
  A Professional Limited Liability Company


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
BT Alex. Brown Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
March 31, 1998
Page 5

Accordingly, no assurance can be given that the actual results of operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to shareholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Federal Income Tax and ERISA Considerations" in the Company's Form 8-K dated January 26, 1998, incorporated by reference into the Prospectus, and under the caption "Legal Matters" in the Prospectus, the Prospectus Supplement and the Pricing Supplement.


                                   Very truly yours,



                                   /s/ WALLER LANSDEN DORTCH & DAVIS
                                   A Professional Limited Liability Company